Exhibit 99.1

RMG Announces Results of Successful, Oversubscribed Rights Offering

DALLAS, TX – 12/27/2016 – RMG Networks Holding Corporation (NASDAQ: RMGN) (“RMG” or the “Company”), a leading provider of technology-driven visual communications solutions, today announced that the subscription period for its previously announced rights offering (“Rights Offering”) expired on December 22, 2016, and these rights are no longer exercisable.

The results of the Rights Offering and RMG’s estimates regarding the aggregate gross proceeds of the Rights Offering to be received by the Company are preliminary and subject to finalization and verification by its subscription agent, Broadridge Corporate Issuer Solutions, Inc.

Based on review of results provided by the subscription agent, the Company estimates that it will receive aggregate gross proceeds from the Rights Offering and the related standby purchase agreement of approximately $4.8 million. As the Rights Offering was oversubscribed (after giving effect to the rights of the standby purchasers to purchase certain shares prior to the allocation of the over-subscription privileges), the remaining shares available for issuance to those rightsholders validly exercising oversubscription privileges will be subject to proration as described in the Rights Offering materials. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

RMG anticipates that closing of the Rights Offering and related standby purchase agreement will occur on or about December 29, 2016, subject to satisfaction or waiver of all conditions to closing.

Further information with respect to the Rights Offering may be obtained by contacting the Information Agent,

Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068.

Monarch Capital Group, LLC acted as dealer-manager for the Rights Offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The rights offering was made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

© 2016 RMG Networks Holding Corporation. RMG, RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

About RMG

RMG (NASDAQ: RMGN) goes beyond traditional communications to help businesses increase productivity, efficiency, and engagement through digital signage messaging. By combining best-in-class software, hardware, business applications, and services, RMG offers a single point of accountability for integrated data visualization and real-time performance management. The Company is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom, and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, the Company’s determination to consummate the rights offering, its ability to raise capital through the rights offering and its future financial performance and expected operating results, such as revenue growth, its ability to achieve profitability, its position within the markets that it serves, its ability to introduce new or improved products and services, its ability to better market its products and services, its efforts to grow its business and any implicit continuing improvement in financial performance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the Company's ability to complete the Rights Offering or otherwise to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the Company's securities; the ability of the Company to maintain its Nasdaq listing; the competitive environment in the markets in which the Company operates; the risk that the anticipated benefits of acquisitions that the Company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the Company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the Company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by the Company in this press release is based only on information currently available to it and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor Relations

Brett Maas / Rob Fink

646-536-7331 / 646-415-8972

ir@rmgnetworks.com

Source: RMG Networks Holding Corporation